August 11, 2006

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
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                             KeySpan Corporation
               (Name of Registrant as Specified in Its Charter)

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The following communication is being distributed to all KeySpan Corporation and National Grid employees:

Integration Update                  National Grid                    KeySpan
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Volume 1 Issue XIV                                               August 2006
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August 11, 2006


               National Grid-KeySpan Merger Provides New Savings and Expanded Resources To New Hampshire Customers

In a filing with the New Hampshire Public Utilities Commission filed yesterday, KeySpan and National Grid proposed a plan for the merged companies to provide customer savings and be better positioned to serve customers by operating efficiently, managing energy supply costs and providing greater resources to KeySpan's New Hampshire customers.

The merged companies will provide benefits to customers by reducing costs through combining resources and by more comprehensively managing a large gas supply portfolio.

The proposal calls for National Grid resources and expertise to complement KeySpan's existing strengths. Benefits that come from combining the companies include:

     o More than $12.5 million over 10 years in direct savings to New Hampshire customers from business operations efficiencies.

     o Annual gas supply management customer savings of more than $1.1 million.

     o Freezing KeySpan's current delivery rates, which were last increased in 1990, for at least 12 months from the time of closing.
       Anticipating a 2007 closing, the proposal would extend KeySpan's delivery rate freeze into 2008. The price customers pay for actual natural gas supplies will continue to fluctuate with market conditions and be passed through without markup.

     o Avoiding costs that would otherwise have to be incurred to upgrade existing billing and information systems.

     o Continuation of KeySpan's service standards with a commitment to update the standards at the time of KeySpan's next rate filing.

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Yesterday's filing is another step in the process of gaining regulatory approval for the transaction. In May, National Grid and KeySpan filed for approval of the merger from the U.S. Federal Energy Regulatory Commission. In July, the transaction gained clearance on its filings in compliance with federal antitrust and foreign investment requirements. Also in July, a filing requesting approval of the merger was made with the New York Public Service Commission, and National Grid shareholders approved the acquisition.

Additional Information and Where to Find It

In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement is also available free of charge at the Securities and Exchange Commission's website, www.sec.gov, and stockholders of the Company are also able to obtain additional copies of the definitive proxy statement free of charge by directing their requests to KeySpan Corporation One MetroTech Center, Brooklyn, New York 1120-3850.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.